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                                                                    EXHIBIT 10.6

                AGREEMENT TO PURCHASE AND SELL LEASEHOLD INTEREST

     This Agreement is made on October 2, 1990 by and between Leonard L. Gumport, in his capacity as Chapter 7 Trustee of the bankruptcy estate of Transcon Lines ("Seller"), and MOTOR CARGO, INC., a Utah corporation ("Buyer").

                                  R E C I T A L

     Transcon Lines, a California corporation ("Lines"), is the Debtor in Case No. LA-90-10680-RR pending in the United States Bankruptcy Court, Central District of California ("Bankruptcy Court").

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Seller and Buyer hereby agree as follows:

          1. Purchase and Sale. Seller hereby agrees to sell and assign to Buyer and Buyer hereby agrees to purchase and accept from Seller all of Seller's right, title and interest (the "Leasehold") under that certain lease dated July 20, 1982 by and between Milton L. Selby, William T. Selby, Joanne Selby Karshner,



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Lloyd Hall Selby, Elizabeth Bingham, Edward F. Selby, William T. Selby, Jr.,
John D. Selby and Virginia Selby Hagemann, as lessors, and Lines, as lessee, covering certain real property at 7754 Paramount Boulevard, Pico Rivera, California and more particularly described therein (the "Lease") for the Purchase Price and on the other terms and conditions hereinafter set forth. A copy of the Lease is attached as Exhibit A hereto and hereby incorporated herein.

          2. Purchase Price. The Purchase Price for the Leasehold is Two Hundred Eight Thousand Seven Hundred and No/100 Dollars ($208,700.00) (the "Purchase Price"), subject to reduction of the Purchase Price in accordance with Section 10 hereof. At the Closing (as defined in Section 5 hereof), Buyer shall pay Seller the Purchase Price, less any amounts owing to Buyer under Section 6 hereof, by wire transfer of current funds to a bank account identified in writing by Seller prior to Closing.

          3. Assignment and Assumption. At the Closing, Seller shall deliver to Buyer a counterpart of an assignment and assumption of the Lease dated as of the Closing in the form of Exhibit B attached hereto and hereby incorporated herein (the



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"Assignment") executed by Seller and Buyer shall deliver to Seller a counterpart of the Assignment executed by Buyer.

          4.   Conditions to Closing.

               (a) Reduction of Purchase Price

               The obligation of Buyer hereunder to purchase the Leasehold is subject to the conditions that: (i) the estimate of the cost to remediate any hydrocarbon contamination of the premises ("Premises") covered by the Lease contained in the written report referred to in
          Section 10 hereof does not exceed Two Hundred Thousand and No/100 Dollars ($200,000.00) and (ii) Seller approves said written report in accordance with Section 10 hereof. Seller's failure to deliver to Buyer written notice disapproving said written report in accordance with Section 10 hereof shall be deemed to constitute Seller's approval thereof.

               (b) Bankruptcy Court Approval



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               The obligation of Seller to sell and the obligation of Buyer to purchase the Leasehold hereunder is subject to the condition that the Bankruptcy Court issues an order approving the purchase and sale of the Leasehold substantially in the form of Exhibit C attached hereto and hereby incorporated herein and that said order is final on or before sixty (60) days from the date hereof. The Trustee agrees to petition the Bankruptcy Court for such an order on or before ten (10) days from the date hereof.

               (c) Memorandum of Lease Extension.

               The obligation of Buyer to purchase the Leasehold hereunder is subject to the condition that the addressees of that certain letter agreement dated August 14, 1990 between said addressees and Buyer, a copy of which is attached as Exhibit D hereto, provide Buyer within ten business days following entry of the order referred to in Section 4(b) hereof with the Memorandum of Lease Extension referred to in Paragraph C of said letter agreement.



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          5. Closing. The delivery by Seller to Buyer of a counterpart of the
Assignment executed by Seller in accordance with Section 3 hereof and the delivery by Buyer to Seller of the Purchase Price in accordance with Section 2 hereof and of a counterpart of the Assignment executed by Buyer in accordance with Section 3 hereof is herein referred to as the Closing. The Closing shall occur at 10:00 a.m. in the offices of Seller's counsel, Tuttle & Taylor, 40th Floor,355 South Grand Avenue, Los Angeles, California on the third day (which is not a Saturday, Sunday or California or federal bank holiday) after all of the conditions contained in Sections 4(a), 4(b) and 4(c) hereof have been satisfied.

          6. Prorations. Rent and taxes and assessments on the Premises payable by Seller under the terms of the Lease shall be prorated to the Closing, and the amount payable to Seller or Buyer as a result of such proration shall be paid at the Closing.

                  7. Brokerage Commission. Seller hereby represents and warrants that Seller has not engaged any broker, finder or similar agent in connection with the transactions contemplated by this Agreement. Buyer hereby represents and warrants that, except



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for Wilson Barnett, Inc. Buyer has not engaged any broker, finder or similar agent in connection with the transactions contemplated by this Agreement and that Buyer will pay any commission owing to Wilson Barnett, Inc. in connection with said transactions. Each of the parties hereto agrees to hold harmless, indemnify and defend the other party from and against any claim, liability or other obligation and loss and expenses related thereto, including without limitation, reasonable attorneys' fees, which such indemnified party incurs by reason of any breach by the indemnifying party of the warranties and representations contained in this Section 7.

          8. "As Is" Purchase. Buyer hereby represents warrants and covenants that:

               (a) Buyer is relying solely on its own inspections, investigations, studies, surveys, tests and analyses in purchasing the Leasehold and is purchasing the Leasehold on an "as is" basis with all faults or defects in the Premises now known or hereafter discovered by Buyer.



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               (b) The management personnel of Buyer have the necessary
          expertise to conduct or employ the proper personnel to conduct the inspections investigations, studies, surveys, tests and analyses referred to in Section 8(a) hereof.

               (c) Buyer accepts any and all risks that Buyer may not be able to use the Premises for any purpose intended or desired by Buyer or that the Premises may not have the value assumed by Buyer in its agreement to purchase the Leasehold hereunder.

               (d) At the Closing Buyer will accept the Leasehold subject to all violations of law or municipal ordinances orders or requirements against or affecting the Premises or any portion thereof.

          9. License to Inspect. Seller hereby grants to Buyer and its agents, representatives, and designees a license to enter upon the Premises on or before thirty (30) days from the date hereof, at Buyer's sole cost and expense, for the purposes of making inspections, investigations, studies, surveys, tests and analyses of the Premises. Buyer has previously delivered to



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Seller evidence satisfactory to Seller that Buyer or such agent, representative or designee owns public liability insurance in an amount and with coverage reasonably satisfactory to Seller. Buyer agrees that Buyer or its agents will not cause any material damage or risk of material damage to the Premises. In addition, Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all damage, claim, liability or expense of any kind whatsoever (including, without limitation, reasonable attorneys' fees) arising out of any such entry by Buyer, its representatives, agents or designees. Promptly after such entry, Buyer shall, at its own cost, return the Premises to the same physical condition as of the date of entry including, without limitation, the repair of any physical damage resulting from any entry.

                  10. Investigation of Possible Hydrocarbon Contamination. Buyer, at Buyer's sole expense, shall engage Don Martinez (who may utilize subcontractors) to investigate the Premises to determine whether the Premises are contaminated by hazardous or toxic materials or waste, the extent of any such contamination and the actions required to remedy such contamination, to estimate the cost of such remedial actions and to deliver to Buyer and Seller a written report containing such



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determinations, including, without limitation, a full report of any drilling to obtain soil samples and of any tests and analysis of such samples, and the identity of the parties performing the drilling and the sample testing and analysis, all on or before twenty-five (25) days from the date hereof. If requested by Seller, Buyer shall also provide Seller with said soil samples on or before thirty (30) days from the date hereof.

          Within forty (40) days from the date hereof, Seller will notify Buyer in writing as to whether Seller approves or disapproves said written report. Seller agrees not to disapprove said report unreasonably and, if Seller does disapprove said written report, to specify the reasons for said disapproval in said written notice. If Seller approves said written report, the Purchase Price shall be reduced by the amount indicated in said written report as the estimated cost of the actions required to remediate the hydrocarbon contamination of the Premises, provided such reduction shall not exceed Two Hundred Thousand and No/100 Dollars ($200,000.00). In addition, if said estimates cost is Fifty Thousand and No/100 Dollars ($50,000.00) or less and Seller approves said written report, the Purchase Price shall be reduced by an additional Eighteen Thousand and No/100 Dollars ($18,000.00). If Seller reasonably disapproves said report there



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shall be no reduction of the Purchase Price. In no event shall said written report or any other report of said investigation be furnished to anyone other than Buyer and Seller, unless legally required.

          11. Attorneys' Fees. Should either Buyer or Seller institute any action or proceeding to enforce any provision of this Agreement or for damages by reason of an alleged breach of any provision hereof or for a declaration of rights hereunder, the prevailing party in such action, on trial or appeal, shall be entitled to receive all costs and expenses (including reasonable attorneys' fees) incurred by such prevailing party in connection with such action or proceeding.

          12. Notices. Except as expressly provided to the contrary herein, any notice, demand, or other such item to be delivered to Buyer or Seller hereunder shall be deemed delivered and received when given in writing and personally delivered to the person designated below for the applicable party, or upon delivery by receipted messenger or delivery service at the time of delivery shown upon such receipt; and in either case shall be delivered to the address or addresses indicated for such party



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below, and/or to such other person or address as such party may from time to time by written notice designate to the other:

  If to Seller:            Leonard L. Gumport, Esq.
  ------------             Hufstedler, Miller, Kaus
                           & Beardsley
                           355 South Grand Avenue,
                           45th Floor
                           Los Angeles, CA 90071-3107

  with a copy to:          Tuttle & Taylor
                           355 South Grand Avenue
                           Los Angeles, California 90071
                           Attn: Patrick L. Shreve

  If to Buyer:             MOTOR CARGO, INC.
                           P.O. Box 2351
                           Salt Lake City, Utah 84110
                           Attn: Marvin Friedland

with a copy to:            Buchalter, Nemer Fields
                           & Younger
                           700 South Flower Street
                           Los Angeles, CA 90017-4183
                           Attn: Kevin M. Brandt

          13. Binding Effect. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of Buyer and Seller and their respective successors and assigns.

          14. Entire Agreement; Modification. This Agreement and the License and Indemnity Agreement dated August 9, 1990 between Seller and Buyer constitute the entire agreement between Buyer



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and Seller pertaining to the subject matter hereof and supersede all prior agreements, understandings and representations of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended, supplemented or otherwise changed, except by a writing executed by both Buyer and Seller.

          15. Captions. Section headings used herein are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          16. Other Definitions. Terms defined in any other part of this Agreement shall have the defined meanings wherever capitalized herein. As used in this Agreement, the terms "herein," "hereof" and "hereunder" refer to this Agreement in its entirety and are not limited to any specific sections. Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to comprehend either or both of the other genders.

          17. Counterparts. This Agreement, and any amendment hereto, may be executed in any number of counterparts and by each party on separate counterparts, each of which when so executed


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and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

          18. Governing Law. This Agreement shall be deemed to be an agreement made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with such laws and the laws of the United States of America to the extent such federal laws by their terms apply.

          19. Time is of Essence. Time is of the essence of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                        SELLER:

                                        /s/ Leonard L. Gumport, Trustee
                                        -------------------------------------
                                        Leonard L. Gumport in his capacity
                                        as Chapter 7 Trustee of the
                                        bankruptcy estate of Transcon Lines


                                        BUYER:

ATTEST:                                 MOTOR CARGO, INC.


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By: /s/                                 By: /s/
   -------------------------------          -----------------------------------
                                            Its: Secretary General Counsel
                                                -------------------------------

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                                   EXHIBIT A

                                   L E A S E

          THIS LEASE made the 20th day of July, 1982, by and between MILTON L. SELBY, WILLIAM T. SELBY, JOANNE SELBY KARSHNER, LLOYD HALL SELBY, ELIZABETH BINGHAM, EDWARD F. SELBY, WILLIAM T. SELBY, JR., JOHN D. SELBY and VIRGINIA SELBY HAGEMANN, Parties of the First Part and Lessors, and TRANSCON LINES, a California corporation, Party of the Second Part and Lessee,

                              W I T N E S S E T H:

          In consideration of the mutual covenants, promises and agreements herein contained, said parties hereto do hereby covenant, represent, promise and agree to and with each other as follows:

          FIRST: Lessors herein named are presently the owners of the land and improvements thereon which were the subject of a lease dated the 28th day of August, 1951, made by EDWARD M. SELBY and EVA M. SELBY, husband and wife, as Lessors, and TRANSCON LINES, as Lessee. That lease was thereafter extended by a lease executed the 20th day of June, 1963, with supplements and amendments thereafter made. The most recent term of said lease will terminate on the 31st day of December, 1983. This lease


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shall be deemed to be an extension and revision of said lease and the previous amendments and supplements thereto. Said former lease shall remain in effect until the effective date of this lease. Upon this lease becoming effective, it shall be wholly substituted for said former lease.

          SECOND: Said Lessors do hereby lease, demise and let to said Lessee, and said Lessee does hereby hire, take and lease from said Lessors, that certain real property situated in the Rancho Santa Gertrudes, in the County of Los Angeles, State of California, and more particularly described as follows:

          That certain real property situated in the Rancho Santa Gertrudes, as per map recorded in Book 1, Pages 156 to 158, inclusive, of Patents in the office of the County Recorder of the County of Los Angeles, and more particularly described as follows:

          Beginning at the most northerly corner of Lot A of "Tweedy's Rivera Property", as per map recorded in Book 12, page 169 of Maps, in the office of the County Recorder of said county, as said corner is shown on the map of Tract No. 14580, as per map recorded in Book 364, page 25 of Maps; thence North 50(degree) 11' 50" West along the southwesterly line of the right of way of the Atchison-Topeka and Santa Fe Railroad as shown on said last mentioned map, 366.99 feet to the beginning of a tangent curve concave southwesterly and having a radius of 5690.40 feet; thence northwesterly along said curve through a central angle of 1(degree) 29' 20" a distance of 147.87 feet; thence South 28(degree) 12' West 39.79 feet; thence North 70(degree) 21' 49" West 47.17 feet; thence


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          South 27(degree) 35' 40" West 68.48 feet to the northeasterly line of
          Paramount Boulevard as realigned in 1956; thence along said northeasterly line of Paramount Boulevard as so realigned, South 23(degree) 27' 23" West, 631.74 feet; thence North 67(degree) 19' 48" West, 7 feet; thence South 22(degree) 40' 12" West, 528.57 feet to the Northerly boundary of the land described in the addendum to the lease to Trade-Wind Motor Fans, Inc., dated currently with the lease of 1963; thence South 61(degree) 48' O" East, 456 feet more or less to a point in the Northwesterly line of said"Tweedy's Rivera Property"; thence North 28(degree) 12' East along said northwesterly line of "Tweedy's Rivera Property" 1137.93 feet to the point of beginning.

          TOGETHER WITH the buildings and other improvements presently erected upon said land. Said leased lands, together with said buildings and improvements, are sometimes hereinafter referred to as "the demised premises".

          RESERVING TO LESSORS the right, with respect to a railroad spur track, as stated in said original lease and amendments thereto hereinbefore described.

Should any of the above described property be included within the area taken by the Atchison-Topeka and Santa Fe Railroad, the area thus taken should be excluded from this lease.

          THIRD: The term of this lease shall be for a term of ten (10) years, commencing January 1, 1984, and extending to and including the 31st day of December 1993.

          FOURTH: Said Lessee does hereby agree to pay to Lessors as monthly rental for an initial five (5) year period of said term Sixteen Thousand Dollars ($16,000.00), and for the second five (5) year period of said term of the lease commencing January



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1, 1989 and for the remainder of the term the sum
of Eighteen Thousand Dollars ($18,000.00).

          FIFTH: In addition to the rent above stated, Lessee agrees that it will pay all taxes and assessments which may be levied or assessed and become payable during the term of this lease upon said demised premises. Lessee will at all times during the term of this lease and any extension or renewal thereof keep in effect earthquake insurance covering said buildings and improvements and will at all times during the term of this lease and extension or renewal thereof keep in effect fire insurance in an amount equal to not less than the full insurable value of the buildings and improvements on said demised premises with loss payable to Lessors. All of said insurance shall be written by an insurance company or insurance companies approved by Lessors. The original of all insurance policies shall be delivered to Lessors. Lessee shall also keep in effect public liability insurance covering said demised premises in the amount of One Hundred Thousand Dollars ($100,000.00) for injury to one person or Three Hundred Thousand Dollars ($300,000.00) for one accident or in amounts in excess thereof. Lessors shall be named as insured in said policies. Premiums on all insurance herein mentioned shall be paid by Lessee.



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          SIXTH: Lessee agrees that it will keep said buildings and improvements in good condition and repair during the term of this lease, except repairs made necessary by fire, earthquake, or other casualty over which Lessee has no control. The proceeds of insurance, if any, shall be used as contemplated in paragraph FIFTEENTH hereof. Except for these exceptions and ordinary wear and tear, said Lessee agrees that it will, at the termination of this lease, surrender the demised premises to Lessors in substantially as good condition of repair as when received. Said Lessors shall not be called upon at any time during the term of this lease to make any additions to, or alterations or repairs of, the demised premises, except as herein stated in paragraph
FIFTEENTH; but if at any time, Lessors find that said demised premise are not being maintained by said Lessee in good condition and repair, Lessors may enter upon said premises and make such repairs and said Lessee agrees that it will pay to Lessors on demand the costs of such repairs.

          SEVENTH: Said demised premises are leased to said Lessee as a terminal for its trucking business and for any other like business reasonably related thereto, and for shops and office purposes. The premises may be used for other purposes, and may be sublet by Lessee for other purposes; provided, however, that such purposes shall not include the operation of any



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business which shall cause offensive odors or substantial noise, or shall cause an unusual detriment or damage to the land or structures being used.

          EIGHTH: Lessee has heretofore installed and may here after install shelving, trade fixtures, signs, and other personalty on the demised premises. Such trade fixtures and personalty shall remain the property of Lessee, and Lessee may remove the same at any time during the term of this lease. Lessee agrees that where the removal shall cause any damage, Lessee shall repair such damage to the demised premises at its own expense.

          NINTH: Lessee agrees that during said term of this lease, it will pay all charges for electricity, gas, water and telephone service used on said demised premises.

          TENTH: Lessee may install in the leased premises temporary partitions, but Lessee shall not make alterations in the major structure of said buildings and no change, except work of installing Lessee's fixtures, shall be made on the structural portion of the buildings on the leased premises by Lessee until notice of its intention to do so shall have been given to Lessors, together with a description of the nature of the additions or alterations intended to be made, and Lessors shall have consented thereto in writing. Any such work shall be done at the expense of



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the Lessee and Lessee agrees to hold Lessors and the said leased property harmless and to wholly indemnify Lessors against any cost or obligation arising from the doing of said work and against all liens of any nature arising therefrom. Lessors reserve the right to go upon the premises and to post thereon notice of non-responsibility and to do all other acts necessary to protect Lessors and the property of Lessors from liens of any type or nature.

          ELEVENTH: Lessors covenant that Lessors are seized of said real property in fee simple and have full right to make this lease and; that Lessee shall have quiet and peaceable possession of said premises during all of said term.

          TWELFTH: Anyone claiming under this lease through Lessors, or any assignee or successor in interest of Lessors, shall be bound by all the obligations, undertakings, agreements, waivers and other commitments of Lessors under this lease.

          THIRTEENTH: Said Lessors may enter upon the demised premises at all reasonable times to examine the condition thereof, and Lessors shall not be liable for any damage to any property or effects upon the demised premises caused by fire or other casualty, or by the bursting, leaking or overflowing of any waste pipes, water pipes, tanks, drains, or caused by rain or water from any source, nor for damages arising from acts or



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neglect of any owner or occupants of adjacent or contiguous property.

          FOURTEENTH: Said Lessee agrees to indemnify and save and hold harmless said Lessors from any and all liability, fine, or penalty connected with the maintenance and use of said Premises imposed or incurred because of non-compliance by the Lessee with any law, ordinance, rule or regulation of properly constituted authorities. When Lessee shall have accepted occupancy of said demised premises, it agrees that Lessors shall not be liable for or on account of any loss, injury or damage to persons or to property of others on or in the demised premises resulting from the Lessee's occupancy or use thereof; that neither said Lessee, nor anyone claiming through or under said Lessee, shall make any claim against Lessors for or on account of any such loss, injury or damage, and that Lessee will indemnify and save and hold harmless said Lessors from and against all liability, cause of action, claim or demand which said Lessee or third party may assert arising out of or by reason of any such loss, injury or damage.

          FIFTEENTH: Should the buildings or improvements situated on the demised premises be damaged by fire, the elements or other casualty, and should that damage not be caused by the acts of the Lessee or any subtenant of Lessee or by Lessee's



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failure to act or Lessee's negligence or by similar failure of subtenants of the Lessee, Lessors shall proceed to repair such damage as promptly as can be done after adjustment of insurance unless the buildings and improvements on the demised premises shall be so damaged that they cannot be repaired or replaced by the expenditure of a sum equal to the amount recovered by Lessors from the insurance placed thereon by Lessee as required by the terms hereof. Should Lessee pay to Lessors the difference between the amount recovered by Lessors' said insurance and the cost of said repairs, then Lessors shall proceed to repair said damage in the same manner as if the cost of said repairs should have been wholly covered by said insurance. Should the amount recovered from said insurance not be sufficient to provide for the repairs of said building or the replacement thereof and should Lessee choose not to pay the difference, then either party may terminate this lease by notice in writing to the other within thirty (30) days after the date of such damage or determination of insurance settlement available, whichever may be later. If this lease is not terminated as herein provided, then Lessors shall promptly commence to repair all damage to said premises and diligently and as speedily as possible carry thee same through to completion, and this lease shall not be terminated, but shall continue in accordance with its terms, except that Lessee shall not be



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required to pay any rent, based upon the value of the buildings or improvements, during the time the premises are untenantable.

          SIXTEENTH: Should said Lessee be adjudged bankrupt or insolvent, or should a receiver be appointed for Lessee, or for the interest of Lessee in said premises, or should Lessee make an assignment for the benefit of creditors,then unless the proceedings of such bankruptcy or insolvency be dismissed, or such receiver or committee be discharged within ten (10) days after such adjudication or appointment, Lessors, at their option, may terminate this lease. No waiver of a breach of any covenant or agreement or provision herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant, agreement or provision, and Lessee agrees to pay and discharge all court costs and attorney's fees incurred by the Lessors in enforcing the covenants, agreements and provisions of this lease.

          SEVENTEENTH: Should said Lessee hold over or remain in possession or occupancy of said demised premises, or any part thereof, after the expiration of the term of this lease, or after any earlier termination thereof, without any written lease on said premises being made and entered into between Lessors and Lessee, such holding over or continuing possession or occupancy shall not be deemed or held to operate as any renewal or



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extension of this lease and shall, if rent is paid by Lessee and accepted by
Lessors for or during any period of time Lessee so holds over or remains in possession or occupancy, create only a tenancy from month to month at the rental and upon the terms and conditions hereinbefore specified, which tenancy may, at any time, be terminated by either Lessors or Lessee giving to the other party thirty (30) days notice of such intention to terminate the same.

          EIGHTEENTH: If said Lessee shall be in default in the payment of any rent due hereunder, or in the performance of any of the covenants or conditions hereof, and shall fail to correct or rectify any such default or to take appropriate steps for the purpose of correcting or rectifying the same (which steps shall thereafter be prosecuted diligently to completion) within ten (l0) days after receipt of written notice from Lessors, then Lessors may enter into said demised premises and again have and repossess the same, as if this lease had not been made and have the right, at their option, to cancel this lease without prejudice to the rights of Lessors to recover all unpaid rent for the period up to the time of such re-entry. In case of any such default and re-entry, said Lessors may relet said demised premises from time to time during the remainder of the time of



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this lease for the highest rent obtainable and may recover from Lessee any deficiency for any amount of rent herein reserved.

          NINETEENTH: It is agreed that any notice given by either party hereto to the other pursuant to any of the provisions hereof shall be deemed to have been properly delivered when deposited in the United States mail with adequate postage prepaid and addressed to said Lessee at General Office, 101 Continental Blvd., E1 Segundo, California 90245, or to said Lessors at Post Office Box 790, Ventura, California 93002, as the case may be, subject to change of address of either party by notifying the other party of such change.

          TWENTIETH: Lessors reserve full right and title to all oil, gas and other hydrocarbon substances in, under or on the leased premises and the right to remove any such substances therefrom; provided, however, that Lessors will not place oil wells upon said leased premises, except by means of drilling under said leased premises from a point outside the same. Should such drilling increase the cost of insurance on the leased premises, such additional cost will be paid by Lessors.

          TWENTY-FIRST: Said Lessee shall not assign this lease or any rights therein or thereunder, at any time without the consent, in writing, of the Lessors having been first had and obtained. Lessee may sublet the demised premises in whole or in part without the consent of Lessors; provided Lessee shall not sublet said premises for use in any manner prohibited by the terms hereof.

          TWENTY-SECOND: Said Lessee shall, at its expense, comply with all laws, ordinances, regulations and orders of duly constituted public authorities now or hereafter affecting said demised premises, or the use thereof. Said Lessee may contest the validity of any such law, ordinance, regulation or order, but shall indemnify Lessors against the consequences of any violation thereof.

          Receipt or acceptance by Lessors of rent or any other payment with knowledge of the breach by Lessee of any term, covenant, condition, provision or agreement of this lease shall not be deemed a waiver of such breach. The waiver by Lessors of one breach or default on the part of Lessee shall not constitute a waiver by Lessors of any term, covenant, condition or provision or agreement of this lease unless expressed in writing signed by Lessors.

          TWENTY-THIRD: All covenants and agreements herein contained shall, subject to the provision as to assignment, apply to and bind and inure to the benefit of the heirs, personal representatives and assigns of the Lessors and the successors and assigns of the Lessee, respectively.

          IN WITNESS WHEREOF, said Parties of the First Part and Lessors have hereunto subscribed their names, and said Party of the Second Part and Lessee has caused its corporate name to be hereunto subscribed and its corporate seal to be hereunto affixed by its officers thereunto duly authorized.

  /s/ Milton L. Selby                         /s/ Edward F. Selby
-----------------------------------         -----------------------------------
MILTON L. SELBY                             EDWARD F. SELBY


  /s/ William T. Selby                        /s/ William T. Selby, Jr.
-----------------------------------         -----------------------------------
WILLIAM T. SELBY                            WILLIAM T. SELBY, JR.



  /s/ Joanne Selby Karshner                   /s/ John D. Selby
-----------------------------------         -----------------------------------
JOANNE SELBY KARSHNER                       JOHN D. SELBY



  /s/ Lloyd Hall Selby                        /s/ Virginia Selby Hagemann
-----------------------------------         -----------------------------------
LLOYD HALL SELBY                            VIRGINIA SELBY HAGEMANN



  /s/ Eliabeth S. Bingham
-----------------------------------
ELIZABETH BINGHAM

                                    (Lessors)


                                    TRANSCON LINES


                                    By:  /s/ James E. Fox
                                       -----------------------------------
                                       James E. Fox
                                       Vice President & Treasurer

                                     By:  /s/ Benjamin C. Throop
                                        -----------------------------------
                                        Benjamin C. Throop
                                        Sr. Vice President, Administration
                                        --AND--
                                        Assistant Secretary

                                      (Lessee)